UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

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 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

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Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
226 Wyecroft Road
Oakville, Ontario L6K 3X7
(Address of principal executive offices, including Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Supplemental Indenture
Overview
On October 4, 2017, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a first supplemental indenture (the “First Supplemental Indenture”) to the indenture dated August 28, 2017 (together with the First Supplemental Indenture, the “Indenture”), each by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and as collateral agent, under which the Issuers issued to J.P. Morgan Securities LLC and certain other initial purchasers of $1,500 million aggregate principal amount of 5.0% Second Lien Senior Secured Notes due 2025 (the “September 2017 Senior Notes”). The September 2017 Senior Notes are treated as a single series with the $1,300 million aggregate principal amount of 5.0% Second Lien Senior Notes due 2025 (the “August 2017 Senior Notes”) previously issued under the Indenture and have substantially the same terms as those of the August 2017 Senior Notes for all purposes under the Indenture, including, waivers, amendments, redemptions and offers to purchase. The Issuers expect to use the proceeds from the issuance of the September 2017 Senior Notes to redeem all of the $1,000 million aggregate principal amount of the Issuers’ outstanding 6.0% Second Lien Senior Secured Notes due 2022 (the “6.0% Senior Notes”), to pay related premiums, fees and expenses, and for general corporate purposes.
The September 2017 Senior Notes were initially issued bearing temporary CUSIP numbers that differ from the CUSIP numbers under which the August 2017 Senior Notes currently trade. As promptly as practicable following the 40th day after the issue date, the Issuers intend to cause the September 2017 Senior Notes to be consolidated with and share the same CUSIP number as the August 2017 Senior Notes. Following such consolidation, the Issuers expect the September 2017 Senior Notes to be fully fungible with the August 2017 Senior Notes for trading purposes.
Interest; Ranking; Guarantees; Security
The September 2017 Senior Notes will mature on October 15, 2025, and bear interest at a rate of 5.0% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2017. The September 2017 Senior Notes were issued at a price of 100.5% plus accrued and unpaid interest from August 28, 2017, to, but excluding, the settlement date. The September 2017 Senior Notes are second lien senior secured obligations and rank (i) equal in right of payment with all of the Issuers’ existing and future senior debt, including borrowings under their senior secured first lien term loan facility (the “Term Loan Facility”) and revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”), the August 2017 Senior Notes, the Issuers’ 4.625% First Lien Senior Secured Notes due 2022 (the “2022 First Lien Notes”) and the Issuers’ 4.250% First Lien Senior Secured Notes due 2024 (the “2024 First Lien Notes” and, together with the 2022 First Lien Notes, the “First Lien Notes”); (ii) effectively subordinated in right of payment to all of the Issuers’ existing and future indebtedness that is secured by a lien on the collateral on a first-priority basis, including the Senior Secured Credit Facilities and the First Lien Notes, to the extent of the value of the collateral securing such first-priority obligations; (iii) effectively senior in right of payment to all of the Issuers’ existing and future senior unsecured indebtedness and junior lien indebtedness, to the extent of the value of the collateral securing the August 2017 Senior Notes and the September 2017 Senior Notes; (iv) senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness; and (v) structurally subordinated to all existing and future liabilities of the Issuers’ non-guarantor subsidiaries.
The September 2017 Senior Notes are guaranteed fully and unconditionally on a second lien senior secured basis, jointly and severally, by each of the Issuers’ wholly owned restricted subsidiaries that guarantee the Issuers’ obligations under certain credit facilities (including the Senior Secured Credit Facilities) (the “Guarantees”).
The Guarantees are the Guarantors’ second-priority senior secured obligations and are (i) effectively subordinated in right of payment to all of such Guarantors’ existing and future first-priority senior secured indebtedness, including the First Lien Notes, the existing notes of the TDL Group Corp. (which are secured by a first-priority lien on the assets of The TDL Group Corp.) and borrowings under and guarantees of the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such first-priority debt; (ii) equal in right of payment with all of such Guarantors’ existing and future second-priority senior secured indebtedness, including the August 2017 Senior Notes; (iii) effectively senior in right of payment to all of such Guarantors’ existing and future unsecured senior debt and junior lien debt, to the extent of the value of the collateral securing the Guarantees; and (iv) senior in right of payment to all of such Guarantors’ existing and future subordinated debt.

Optional Redemption
The Issuers may redeem some or all of the September 2017 Senior Notes at any time prior to October 15, 2020 at a price equal to 100% of the principal amount of the September 2017 Senior Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may redeem some or all of the September 2017 Senior Notes at any time on or after October 15, 2020 at the redemption prices set forth in the Indenture. In addition, at any time prior to October 15, 2020, up to 40% of the original aggregate principal amount of the September 2017 Senior Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture.
In connection with any tender offer for the September 2017 Senior Notes, including a change of control offer or an asset sale offer, the Issuers will have the right to redeem the September 2017 Senior Notes at a redemption price equal to the amount offered in that tender offer if holders of not less than 90% in aggregate principal amount of the outstanding September 2017 Senior Notes validly tender and do not withdraw such September 2017 Senior Notes in such tender offer.
Change of Control
If a change of control of the Issuer occurs, the Issuers must offer to repurchase the September 2017 Senior Notes from the holders thereof at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest (including additional amounts specified in the Indenture, if any), if any, to, but excluding, the date of such repurchase.
Covenants and Events of Default
The terms of the Indenture, among other things, limit the ability of the Issuers and their restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Issuers’ assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers and their restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations that are described in the Indenture.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.
The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, incorporated by reference as Exhibit 4.11 hereto, the First Supplemental Indenture filed as Exhibit 4.12 hereto, and the form of September 2017 Senior Notes, incorporated by reference as Exhibit 4.11(a) hereto, each of which is incorporated herein by reference.
Certain Relationships
The initial purchasers and their affiliates from time to time have provided in the past, and may provide in the future, various financial advisory, investment banking and other commercial lending services in the ordinary course of business to the Company and its affiliates. The Issuers expect to use the offering proceeds of the September 2017 Senior Notes to redeem all $1,000 million aggregate principal amount of the outstanding 6.0% Senior Notes, to pay related premiums, fees and expenses, and for general corporate purposes. Certain of the initial purchasers or their affiliates hold positions in the 6.0% Senior Notes, and as a result, will receive a portion of the net proceeds of the September 2017 Senior Notes offering.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 8.01. Other Material Information.
On September 18, 2017, the Issuers sent a notice of redemption providing for the redemption, on October 18, 2017, of the remaining $1,000 million aggregate principal amount outstanding of the 6.0% Senior Notes. The redemption price will be equal to 100% of the principal amount of such notes, plus Applicable Premium, accrued and unpaid interest and any Additional Amounts (in each case as defined and calculated in accordance with the 6.0% Senior Notes indenture).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.11
Indenture, dated as of August 28, 2017, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and as collateral agent (incorporated by reference to Exhibit 4.11 of Restaurant Brands International, Inc.’s Current Report on Form 8-K, dated August 28, 2017).

4.11(a)
Form of 5.000% Second Lien Senior Secured Note due 2025 (included as Exhibit A to Exhibit 4.11) (incorporated by reference to Exhibit 4.11(a) of Restaurant Brands International, Inc.’s Current Report on Form 8-K, dated August 28, 2017).

4.12
First Supplemental Indenture, dated as of October 4, 2017, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

By: /s/ Jill Granat
Name: Jill Granat
Title: General Counsel and Corporate Secretary

Date: October 4, 2017